Exhibit 99

INVESTOR CONTACT:		MEDIA CONTACT:
Humphrey Lee	877-909-1105, lee.humphrey@principal.com	Jane Slusark	515-362-0482, slusark.jane@principal.com

Principal Financial Group Announces Third Quarter 2024 Results

Raises fourth quarter 2024 common stock dividend

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) announced results for third quarter 2024.

Third Quarter 2024 Highlights

•	Net loss attributable to Principal Financial Group (PFG) of $220 million, or $0.95 per diluted share, driven by the loss from exited business

•	Non-GAAP net income attributable to PFG, excluding exited business, of $419 million, or $1.78 per diluted share

•	Non-GAAP operating earnings[1] of $412 million, or $1.76 per diluted share; excluding impacts of the 3Q24 significant variances[2], non-GAAP operating earnings of $480 million, or $2.05 per diluted share

•	Returned $416 million of capital to shareholders, including $251 million of share repurchases and $165 million of common stock dividends

•	Raised fourth quarter 2024 common stock dividend to $0.73 per share, a 1 cent increase over the third quarter 2024 dividend; the dividend will be payable on December 18, 2024, to shareholders of record as of December 2, 2024

•	Assets under management (AUM) of $741 billion, which is included in assets under administration (AUA) of $1.7 trillion

•	Strong financial position with $1.6 billion of excess and available capital

Dan Houston, chairman and CEO of Principal®

“Strong business fundamentals, continued growth, and positive markets generated strong earnings in the third quarter, and we continue to be confident in our full-year target. Our strategic focus on higher growth markets, combined with our integrated product portfolio and strong distribution relationships, continues to create value and drive growth for customers and shareholders.

We returned $416 million to shareholders in the quarter, including $251 million of share repurchases, delivering on our commitment to return excess capital to shareholders, while maintaining our strong capital position.”

1 Use of non-GAAP financial measures and their reconciliations to the most directly comparable GAAP measures are included in this release. Non-GAAP operating earnings for total company is after tax.

2 The total company impacts of significant variances, including the actuarial assumption review, is after tax. See Exhibit 1 for details on the impact of 3Q 2024 and 3Q 2023 significant variances on quarterly net income attributable to PFG; non-GAAP net income attributable to PFG, excluding exited business; and non-GAAP operating earnings.

Third Quarter Enterprise Results

In millions except percentages, earnings per share, or otherwise noted

	Three Months Ended,			Trailing Twelve Months,
	3Q24	3Q23	% Change	3Q24	3Q23	% Change
Net income (loss) attributable to PFG	$(220.0)	$1,246.2	N/M	$(206.1)	$1,478.7	N/M
Non-GAAP net income attributable to PFG, excluding exited business	$419.1	$544.4	(23)%	$1,450.8	$1,726.7	(16)%
Non-GAAP operating earnings	$412.0	$419.7	(2)%	$1,632.9	$1,556.6	5%
Non-GAAP operating earnings, excluding impacts of significant variances[2]	$479.8	$446.4	7%	$1,750.3	$1,662.4	5%

Diluted earnings per common share
Net income (loss) attributable to PFG	$(0.95)	$5.10	N/M
Non-GAAP net income attributable to PFG, excluding exited business	$1.78	$2.23	(20)%
Non-GAAP operating earnings	$1.76	$1.72	2%
Non-GAAP operating earnings, excluding impacts of significant variances[2]	$2.05	$1.83	12%

Assets under administration (billions)	$1,691.0	$1,491.4	13%
Assets under management (billions)	$740.6	$650.6	14%

Third Quarter Segment Highlights

•	Retirement and Income Solutions (RIS) 40% operating margin[3], excluding the significant variances outlined in Exhibit 1, and recurring deposit growth of 10%

•	Principal Global Investors (PGI) managed AUM of $541 billion increased $28 billion over second quarter 2024 and $72 billion over third quarter 2023

•	Principal International record pre-tax operating earnings of $121 million, record AUM of $185 billion, and strong net cash flow of $2.3 billion, including $2.1 billion from investment management

•	Specialty Benefits premium and fees increased 6% from third quarter 2023

•	Life Insurance business market premium and fees increased 12% from third quarter 2023

3 Operating margin for RIS = pre-tax operating earnings divided by net revenue.

Segment Results

In millions except percentages, or otherwise noted

Retirement and Income Solutions

	Three Months Ended,			Trailing Twelve Months,
	3Q24	3Q23	% Change	3Q24	3Q23	% Change
Pre-tax operating earnings[4]	$246.1	$304.7	(19)%	$1,040.7	$990.8	5%
Net revenue[5]	$679.4	$709.8	(4)%	$2,762.2	$2,615.3	6%
Operating margin	36.2%	42.9%		37.7%*	37.9%*

*Operating margin – Excluding the third quarter actuarial assumption reviews and other significant variances, the trailing twelve month operating margin was 39.7% for third quarter 2024 and 38.3% for third quarter 2023.

•	Pre-tax operating earnings decreased $58.6 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $32.0 million primarily due to higher net revenue and operating margin.

•	Net revenue decreased $30.4 million. Excluding the significant variances outlined in Exhibit 1, net revenue increased $60.2 million, or 9%, due to growth in the business, favorable market performance and higher net investment income.

Principal Global Investors

	Three Months Ended,			Trailing Twelve Months,
	3Q24	3Q23	% Change	3Q24	3Q23	% Change
Pre-tax operating earnings	$147.9	$151.6	(2)%	$516.0	$524.3	(2)%
Operating revenues less pass-through expenses[6]	$398.8	$393.9	1%	$1,525.7	$1,494.5	2%
Operating margin[7]	37.9%	38.7%		34.4%	35.3%
Total PGI assets under management (billions)	$541.0	$469.0	15%
PGI sourced assets under management (billions)	$274.2	$240.9	14%

•	Pre-tax operating earnings decreased $3.7 million primarily driven by muted growth in operating revenues less pass-through expenses due to strong performance fees in the prior year quarter.

•	Operating revenues less pass-through expenses increased $4.9 million primarily due to 6% growth in management fees, resulting from higher AUM, partially offset by lower performance fees and other revenue.

4 Pre-tax operating earnings = operating earnings before income taxes and after noncontrolling interest.

5 Net revenue = operating revenues less: benefits, claims and settlement expenses, liability for future policy benefits remeasurement (gain) loss, market risk benefit remeasurement (gain) loss, and dividends to policyholders.

6 The company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measures at the end of the release. The company has determined this measure is more representative of underlying operating revenues growth for PGI as it removes commissions and other expenses that are collected through fee revenue and passed through expenses with no impact to pre-tax operating earnings.

7 Operating margin for PGI = pre-tax operating earnings, adjusted for noncontrolling interest divided by operating revenues less pass-through expenses.

Principal International

	Three Months Ended,			Trailing Twelve Months,
	3Q24	3Q23	% Change	3Q24	3Q23	% Change
Pre-tax operating earnings	$120.8	$70.8	71%	$348.5	$290.4	20%
Combined net revenue (at PFG share)[8]	$281.2	$239.1	18%	$1,002.8	$942.6	6%
Operating margin[9]	43.0%	29.6%		34.8%*	30.8%*
Assets under management (billions)	$185.2	$168.4	10%

*Operating margin – Excluding the third quarter actuarial assumption reviews and other significant variances, the trailing twelve month operating margin was 32.1% for third quarter 2024 and 31.6% for third quarter 2023.

●	Pre-tax operating earnings increased $50.0 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $5.9 million primarily due to improved operating margin.

●	Combined net revenue (at PFG share) increased $42.1 million. Excluding the significant variances outlined in Exhibit 1, combined net revenue was stable as growth in the businesses was offset by foreign currency headwinds in Latin America.

Specialty Benefits

	Three Months Ended,			Trailing Twelve Months,
	3Q24	3Q23	% Change	3Q24	3Q23	% Change
Pre-tax operating earnings	$101.7	$147.8	(31)%	$431.7	$440.4	(2)%
Premium and fees	$818.8	$771.3	6%	$3,225.0	$2,986.6	8%
Operating margin[10]	12.4%	19.2%		13.4%*	14.7%*
Incurred loss ratio	62.7%	56.1%		61.6%	60.0%

*Operating margin – Excluding the third quarter actuarial assumption reviews and other significant variances, the trailing twelve month operating margin was 14.1% for third quarter 2024 and 14.8% for third quarter 2023.

•	Pre-tax operating earnings decreased $46.1 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings decreased $16.3 million primarily due to favorable underwriting results in 3Q23, partially offset by growth in the business.

•	Premium and fees increased $47.5 million driven by growth in the business.

•	Incurred loss ratio was 62.7%. Excluding the significant variances outlined in Exhibit 1, the incurred loss ratio of 61.5% increased due to unusually favorable LTD results in 3Q23 along with a higher group dental and group life loss ratio.

8 Combined net revenue (a non-GAAP financial measure): net revenue for all PI companies at 100% less pass-through commissions. The company has determined combined net revenue (at PFG share) is more representative of underlying net revenue growth for PI as it reflects our proportionate share of consolidated and equity method subsidiaries. In addition, using this net revenue metric provides a more meaningful representation of our operating margin.

9 Operating margin for PI = pre-tax operating earnings divided by combined net revenue (at PFG share).

10 Operating margin for Benefits and Protection = pre-tax operating earnings divided by premium and fees.

Life Insurance

	Three Months Ended,			Trailing Twelve Months,
	3Q24	3Q23	% Change	3Q24	3Q23	% Change
Pre-tax operating earnings (losses)	$(37.3)	$21.2	N/M	$21.2	$90.9	(77)%
Premium and fees	$241.1	$241.8	0%	$928.7	$911.1	2%
Operating margin	(15.5)%	8.8%		2.3%*	10.0%*

*Operating margin – Excluding the third quarter actuarial assumption reviews and other significant variances, the trailing twelve month operating margin was 12.5% for third quarter 2024 and 13.6% for third quarter 2023.

•	Pre-tax operating earnings decreased $58.5 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating earnings increased $3.4 million driven by improved mortality experience.

•	Premium and fees decreased $0.7 million. Excluding the significant variances outlined in Exhibit 1, premium and fees increased $1.0 million as strong business market growth outpaced the runoff of the legacy life business.

Corporate

	Three Months Ended,			Trailing Twelve Months,
	3Q24	3Q23	% Change	3Q24	3Q23	% Change
Pre-tax operating losses	$(79.4)	$(114.8)	31%	$(360.2)	$(395.0)	9%

•	Pre-tax operating losses decreased $35.4 million. Excluding the significant variances outlined in Exhibit 1, pre-tax operating losses decreased $17.4 million due to lower operating expenses.

Exhibit 1

Principal Financial Group

Impact of 3Q 2024 and 3Q 2023 Significant Variances on Quarterly Net Income Attributable to PFG; Non-GAAP Net Income Attributable to PFG, Excluding Exited Business; and Non-GAAP Operating Earnings

In millions except per share data

	Impacts of 3Q 2024 Significant Variances			Impacts of 3Q 2023 Significant Variances
	Actuarial assumption review	Other significant variances[11]	Total 3Q 2024 significant variances	Actuarial assumption review	Other significant variances[12]	Total 3Q 2023 significant variances
Net income (loss) attributable to PFG	$ (85.7)	1.0	$ (84.7)	$ (9.7)	$ (21.1)	$ (30.8)
(Income) loss from exited business	20.6	-	20.6	(0.1)	-	(0.1)
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(65.1)	1.0	(64.1)	(9.8)	(21.1)	(30.9)
Net realized capital (gains) losses, as adjusted	(3.7)	-	(3.7)	4.2	-	4.2
Non-GAAP operating earnings	(68.8)	1.0	(67.8)	(5.6)	(21.1)	(26.7)
Income taxes	(13.2)	0.3	(12.9)	68.8	(2.6)	66.2
Non-GAAP pre-tax operating earnings	$ (82.0)	$ 1.3	$ (80.7)	$ 63.2	$ (23.7)	$ 39.5

Per diluted share:
Net income (loss) attributable to PFG	$ (0.37)	$ 0.01	$ (0.36)	$ (0.04)	$ (0.09)	$ (0.13)
(Income) loss from exited business	0.09	0.00	0.09	(0.00)	0.00	(0.00)
Non-GAAP net income (loss) attributable to PFG, excluding exited business	(0.28)	0.01	(0.27)	(0.04)	(0.09)	(0.13)
Net realized capital (gains) losses, as adjusted	(0.02)	0.00	(0.02)	0.02	0.00	0.02
Non-GAAP operating earnings	$ (0.30)	$ 0.01	$ (0.29)	$ (0.02)	$ (0.09)	$ (0.11)
Weighted average diluted common shares outstanding	233.8	233.8	233.8	244.3	244.3	244.3

Segment pre-tax operating earnings (losses):
Retirement and Income Solutions	$ (16.7)	(29.5)	$ (46.2)	$ 53.4	$ (9.0)	$ 44.4

Principal Global Investors	-	-	-	-	-	-
Principal International	21.1	17.9	39.0	-	(5.1)	(5.1)
Principal Asset Management	21.1	17.9	39.0	-	(5.1)	(5.1)

Specialty Benefits	(11.6)	(2.0)	(13.6)	16.2	-	16.2
Life Insurance	(74.8)	4.5	(70.3)	(6.4)	(2.0)	(8.4)
Benefits and Protection	(86.4)	2.5	(83.9)	9.8	(2.0)	7.8

Corporate	-	10.4	10.4	-	(7.6)	(7.6)
Total segment pre-tax operating earnings (losses)	$ (82.0)	$ 1.3	$ (80.7)	$ 63.2	$ (23.7)	$ 39.5

Income statement line item details of the 3Q24 and 3Q23 significant variances are available in our earnings conference call presentation on our website.

11 Other significant variances in 3Q24 include 1) lower than expected variable investment income in RIS, Principal International, Specialty Benefits and Life Insurance, partially offset by higher than expected variable investment income in Corporate; 2) impact of higher than expected encaje performance and Latin American inflation in Principal International; 3) impact of GAAP-only regulatory closed block adjustment in Life Insurance

12 Other significant variances in 3Q23 include 1) lower than expected variable investment income in RIS, Life Insurance and Corporate; 2) impact of lower than expected encaje performance, Latin American inflation and other items in Principal International.

Earnings Conference Call

On Friday, Oct. 25, 2024, at 10:00 a.m. (ET), Chairman and Chief Executive Officer Dan Houston and President and Chief Operating Officer Deanna Strable will lead a discussion of results and the impacts on future prospects, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

●	Via live Internet webcast. Please go to investors.principal.com at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

●	Analysts who will be asking questions will be sent a dial in number and authorization code in advance of the call.

●	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at investors.principal.com.

The company’s financial supplement and slide presentation is currently available at investors.principal.com, and may be referred to during the call.

Forward Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to share repurchases and planned dividends, the realization of our growth and business strategies and results from ongoing operations. Forward-looking statements are made based upon our current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from the results anticipated in the forward-looking statements. We describe risks, uncertainties and factors that could cause or contribute to such material differences in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Note Concerning Forward-Looking Statements” sections in our annual report on Form 10-K for the year ended Dec. 31, 2023, as updated or supplemented from time to time in subsequent filings. We assume no obligation to update any forward-looking statement for any reason, which speaks as of its date.

Use of Non-GAAP Financial Measures

The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts.

About Principal®13

Principal Financial Group® (Nasdaq: PFG) is a global financial company with nearly 19,000 employees14 passionate about improving the wealth and well-being of people and businesses. In business for 145 years, we’re helping approximately 68 million customers14 plan, insure, invest, and retire, while working to support the communities where we do business, and build a diverse, inclusive workforce. Principal® is proud to be recognized as one of the 2024 World’s Most Ethical Companies15, a member of the Bloomberg Gender Equality Index, and a “Best Place to Work in Money Management16.” Learn more about Principal and our commitment to building a better future at principal.com.

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Summary of Principal Financial Group® and Segment Results

Principal Financial Group, Inc. Results	(in millions)
	Three Months Ended,		Trailing Twelve Months,
	3Q24	3Q23	3Q24	3Q23
Net income (loss) attributable to PFG	$(220.0)	$1,246.2	$(206.1)	$1,478.7
(Income) loss from exited business	639.1	(701.8)	1,656.9	248.0
Non-GAAP net income (loss) attributable to PFG excluding exited business	$419.1	$544.4	$1,450.8	$1,726.7
Net realized capital (gains) losses, as adjusted	(7.1)	(124.7)	182.1	(170.1)
Non-GAAP Operating Earnings*	$412.0	$419.7	$1,632.9	$1,556.6
Income taxes	87.8	161.6	365.0	385.2
Non-GAAP Pre-Tax Operating Earnings	$499.8	$581.3	$1,997.9	$1,941.8

Segment Pre-Tax Operating Earnings (Losses):
Retirement and Income Solutions	$246.1	$304.7	$1,040.7	$990.8
Principal Asset Management	268.7	222.4	864.5	814.7
Benefits and Protection	64.4	169.0	452.9	531.3
Corporate	(79.4)	(114.8)	(360.2)	(395.0)
Total Segment Pre-Tax Operating Earnings	$499.8	$581.3	$1,997.9	$1,941.8

	Per Diluted Share
	Three Months Ended,		Nine Months Ended,
	3Q24	3Q23	3Q24	3Q23
Net income (loss) attributable to PFG	$(0.95)	$5.10	$2.81	$6.08
(Income) loss from exited business	2.73	(2.87)	2.06	(1.13)
Non-GAAP net income (loss) excluding exited business	$1.78	$2.23	$4.87	$4.95
Net realized capital (gains) losses, as adjusted	(0.03)	(0.51)	0.17	(0.22)
Impact of dilutive shares[17]	0.01	0.00	0.00	0.00
Non-GAAP Operating Earnings	$1.76	$1.72	$5.04	$4.73
Weighted-average diluted common shares outstanding (in millions)	233.8	244.3	236.6	245.7

13 Principal, Principal and symbol design and Principal Financial Group are trademarks and service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.

14 As of September 30, 2024

15 Ethisphere, 2024

16 Pensions & Investments, 2023

17 When a net loss is reported, our basic weighted-average shares are used to calculate diluted earnings per share, as dilutive shares would have an antidilutive effect and result in a lower loss per share.

*U.S. GAAP (GAAP) net income attributable to PFG versus non-GAAP operating earnings

Management uses non-GAAP operating earnings, which is a financial measure that excludes the effect of net realized capital gains and losses, as adjusted, income (loss) from exited business and other after-tax adjustments the company believes are not indicative of overall operating trends, for goal setting, as a basis for determining employee and senior management awards and compensation and evaluating performance on a basis comparable to that used by investors and securities analysts. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of non-GAAP operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Selected Balance Sheet Statistics

	Period Ended,
	3Q24	4Q23
Total assets (in billions)	$322.9	$305.0
Stockholders’ equity (in millions)	$11,281.4	$10,961.7
Total common equity (in millions)	$11,237.4	$10,916.0
Total common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (in millions)	$12,464.9	$12,735.4
End of period common shares outstanding (in millions)	229.3	236.4
Book value per common share	$49.01	$46.18
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$54.36	$53.87

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions, except as indicated)

	Period Ended,
	3Q24	4Q23
Stockholders’ Equity, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment, Available to Common Stockholders:
Stockholders’ equity	$11,281.4	$10,961.7
Noncontrolling interest	(44.0)	(45.7)
Stockholders’ equity available to common stockholders	11,237.4	10,916.0
Cumulative change in fair value of funds withheld embedded derivative	(1,753.9)	(2,027.9)
AOCI, other than foreign currency translation adjustment	2,981.4	3,847.3
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment, available to common stockholders	$12,464.9	$12,735.4

Book Value Per Common Share, Excluding Cumulative Change in Fair Value of Funds Withheld Embedded Derivative and AOCI Other Than Foreign Currency Translation Adjustment:
Book value per common share	$49.01	$46.18
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than foreign currency translation adjustment	5.35	7.69
Book value per common share, excluding change in fair value of funds withheld embedded derivative and AOCI other than foreign currency translation adjustment	$54.36	$53.87

Principal Financial Group, Inc. Reconciliation of U.S. GAAP to Non-GAAP Financial Measures (in millions)
	Three Months Ended,		Trailing Twelve Months,
	3Q24	3Q23	3Q24	3Q23
Income Taxes:
Total GAAP income taxes (benefit)	$(100.4)	$354.8	$(186.2)	$325.5
Net realized capital gains (losses) tax adjustments	(7.6)	(34.2)	32.5	(47.5)
Exited business tax adjustments	170.0	(177.4)	440.6	43.0
Income taxes related to equity method investments and noncontrolling interest	25.8	18.4	78.1	64.2
Income taxes	$87.8	$161.6	$365.0	$385.2

Net Realized Capital Gains (Losses):
GAAP net realized capital gains (losses)	$77.4	$179.3	$(51.4)	$211.8

Market value adjustments to fee revenues	-	0.1	1.1	0.9
Net realized capital gains (losses) related to equity method investments	0.3	(4.1)	(9.0)	(4.8)
Derivative and hedging-related revenue adjustments	17.3	26.6	52.0	13.7
Certain variable annuity fees	17.7	18.5	71.9	73.4
Sponsored investment funds and other adjustments	6.4	5.8	25.0	22.9
Capital gains distributed – operating expenses	(36.7)	(22.5)	(96.4)	(24.9)
Amortization of actuarial balances	(0.3)	(0.3)	(0.6)	(0.3)
Derivative and hedging-related expense adjustments	(2.6)	0.8	(1.9)	0.9
Market value adjustments of embedded derivatives	(5.6)	(9.3)	(13.0)	(0.8)
Market value adjustments of market risk benefits	(40.8)	(30.1)	(75.9)	(45.5)
Capital gains distributed – cost of interest credited	(4.8)	(9.3)	(85.4)	(15.0)
Net realized capital gains (losses) tax adjustments	(7.6)	(34.2)	32.5	(47.5)
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(13.6)	3.4	(31.0)	(14.7)
Total net realized capital gains (losses) after-tax adjustments	(70.3)	(54.6)	(130.7)	(41.7)

Net realized capital gains (losses), as adjusted	$7.1	$124.7	$(182.1)	$170.1

Income (Loss) from Exited Business:
Pre-tax impacts of exited business:
Strategic review costs and impacts	$-	$-	$-	$4.0
Amortization of reinsurance gains (losses)	(46.4)	(8.1)	(492.2)	(69.0)
Other impacts of reinsured business	(25.3)	(39.3)	69.1	(138.4)
Net realized capital gains (losses) on funds withheld assets	39.4	1.0	151.1	171.7
Change in fair value of funds withheld embedded derivative	(776.8)	925.6	(1,825.5)	(259.3)
Tax impacts of exited business	170.0	(177.4)	440.6	43.0
Total income (loss) from exited business	$ (639.1)	$ 701.8	$ (1,656.9)	$ (248.0)

Principal Financial Group, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in millions)

	Three Months Ended,		Trailing Twelve Months,
	3Q24	3Q23	3Q24	3Q23
Principal Global Investors Operating Revenues Less Pass-Through Expenses:
Operating revenues	$431.0	$424.6	$1,649.9	$1,618.0
Commissions and other expenses	(32.2)	(30.7)	(124.2)	(123.5)
Operating revenues less pass-through expenses	$398.8	$393.9	$1,525.7	$1,494.5

Principal International Combined Net Revenue (at PFG Share):
Pre-tax operating earnings	$120.8	$70.8	$348.5	$290.4
Combined operating expenses other than pass-through commissions (at PFG share)	160.4	168.3	654.3	652.2
Combined net revenue (at PFG share)	$281.2	$239.1	$1,002.8	$942.6